Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

AdCare Health Systems, Inc., a Georgia corporation (the “Predecessor Registrant”), merged with and into its wholly owned subsidiary, Regional Health Properties, Inc., a Georgia corporation (the “Company”), on September 29, 2017, pursuant to an Agreement and Plan of Merger, dated July 7, 2017 (the “Merger Agreement”), with the Company continuing as the surviving corporation (the “Merger”).  At 5:00 p.m., Eastern Time, on September 29, 2017, the effective time of the Merger (the “Effective Time”), the Company succeeded to the assets, continued the business and assumed the obligations of the Predecessor Registrant immediately prior to the Merger.

At the Effective Time, pursuant to the Merger Agreement, (a) each outstanding share of common stock, no par value per share (“Predecessor Common Stock”), of the Predecessor Registrant automatically converted into one share of common stock, no par value per share (“Common Stock”), of the Company, and (b) each outstanding share of 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share (“Predecessor Series A Preferred Stock”), of the Predecessor Registrant automatically converted into one share of 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share (“Series A Preferred Stock”), of the Company.

The following unaudited pro forma financial information is based on the Predecessor Registrant's historical consolidated financial statements after giving effect to the Merger.

The unaudited pro forma consolidated balance sheet as of June 30, 2017, has been prepared to give effect to the Merger as if it had occurred on June 30, 2017.

The unaudited pro forma consolidated statement of operations has not been included as Regional Health Properties, Inc. conducted no business other than incident to the Merger, thereby having no impact to the Statement of Operations resulting from the Merger.

The unaudited pro forma financial information was prepared utilizing the Predecessor Registrant's historical financial data derived from the interim consolidated financial statements included in the Predecessor Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,2017, filed with the SEC on August 14, 2017. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon the available information and assumptions that management believes are reasonable.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what the Company's financial performance and financial position would have been had the transaction been completed on the dates assumed.

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
JUNE 30, 2017
(Amounts in 000’s)

					Pro Forma
	Regional Health Properties, Inc. (Unaudited)	AdCare Health Systems, Inc. (Unaudited)	Pro Forma Adjustments		Regional Health Properties, Inc. (Unaudited)
ASSETS	June 30, 2017	June 30, 2017			June 30, 2017

Total assets	$—	$109,252	$—	(1)	$109,252
LIABILITIES AND DEFICIT/ EQUITY
Total liabilities	—	89,520	—		89,520

AdCare Series A Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288 at June 30, 2017	—	62,434	(62,434)	(2), (3)	—

Stockholders' (deficit) / equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 19,762 issued and outstanding at June 30, 2017	—	61,610	—	(1), (3)	61,610
Regional Health Series A Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288 at June 30, 2017	—	—	62,434	(2), (3)	62,434
Accumulated deficit	—	(104,312)	—	(4)	(104,312)
Total stockholders' (deficit) / equity	—	(42,702)	62,434		19,732
Total liabilities and stockholders' equity	$—	$109,252	$—		$109,252

Notes:
(1) Elimination of immaterial intercompany balances between Regional Health Properties, Inc., a wholly owned subsidiary of AdCare Health Systems, Inc., prior to the Merger, being seed capital of $100.
(2) Adoption of the classification of the Regional Health Properties, Inc.'s Series A Preferred stock as permanent equity, per the ownership and transfer restrictions contained within the Amended and Restated Articles of Incorporation of Regional Health Properties, Inc.
(3) Automatic one for one conversion of each outstanding share of AdCare Health Systems, Inc.'s common stock and Series A Preferred stock, at the effective time of the Merger, into the common stock and Series A Preferred stock of the surviving corporation, Regional Health Properties, Inc.
(4) Regional Health Properties, Inc. conducted no business other than incident to the Merger. All results of operations are presented by the reported results of AdCare Health Systems, Inc. There is no impact to the Statement of Operations resulting from the Merger.

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